EXHIBIT 99.1
                                                                   ------------


          CHESAPEAKE ENERGY CORPORATION POSTS STRONG RESULTS FOR 2003; OIL AND NATURAL GAS PRODUCTION AND PROVED RESERVES SET RECORDS

 COMPANY REPORTS FOURTH QUARTER 2003 NET INCOME AVAILABLE TO COMMON SHAREHOLDERS
       OF $62 MILLION ON REVENUE OF $457 MILLION AND PRODUCTION OF 73 BCFE

  COMPANY REPORTS FULL-YEAR 2003 NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF
      $291 MILLION ON REVENUE OF $1.717 BILLION AND PRODUCTION OF 268 BCFE

  PROVED RESERVES INCREASE 1.0 TCFE TO REACH 3.2 TCFE, RESERVE REPLACEMENT RATE
       EXCEEDS 450%, FINDING AND ACQUISITION COSTS AVERAGE $1.36 PER MCFE


OKLAHOMA CITY, OKLAHOMA, FEBRUARY 23, 2004 - Chesapeake Energy Corporation (NYSE: CHK) today reported its financial and operating results for the fourth quarter of 2003 and for the full-year 2003. For the fourth quarter, Chesapeake generated net income available to common shareholders of $62.4 million ($0.25 per fully diluted common share), operating cash flow of $262.4 million (defined as cash flow from operating activities before changes in assets and liabilities) and ebitda of $257.8 million (defined as income before income taxes, interest expense, and depreciation, depletion and amortization expense) on revenue of $456.7 million.

For the full-year 2003, Chesapeake generated net income available to common shareholders of $290.5 million ($1.21 per fully diluted common share), operating cash flow of $903.9 million (defined as cash flow from operating activities before changes in assets and liabilities) and ebitda of $1,041.6 million
(defined as income before income taxes and cumulative effect of accounting change, interest expense, and depreciation, depletion and amortization expense) on revenue of $1,717.4 million.

The company's fourth quarter and full-year 2003 net income available to common shareholders and ebitda include various items that are typically not included in published estimates of the company's financial results by certain securities analysts. Such items and their after-tax effects on fourth quarter and full-year reported results are described as follows:

     o an unrealized mark-to-market loss of $15.1 million for the fourth quarter and a $2.5 million gain for the full-year resulting from the company's oil and natural gas and interest rate hedging programs,

     o a $12.9 million loss from the early extinguishment of certain Chesapeake debt securities,

     o a $3.3 million loss for the fourth quarter and $4.0 million loss for the full-year related to the settlement of certain royalty owner litigation, and

     o a $1.2 million loss from the final impairment of the company's investment in the securities of Seven Seas Petroleum Inc.

Without these items, Chesapeake's net income to common shareholders in the fourth quarter of 2003 would have been $94.9 million ($0.37 per fully diluted common share) and ebitda would have been $309.1 million. Without these items, Chesapeake's net income to common shareholders for the full year 2003 would have been $306.1 million ($1.27 per fully diluted common share) and ebitda would have been $1,060.2 million. The foregoing items do not affect the calculation of operating cash flow.

            PRODUCTION AND REVENUE REALIZATIONS RISE TO RECORD LEVELS

Production for the fourth quarter of 2003 was 73.3 billion cubic feet of natural gas equivalent (bcfe), an increase of 23.8 bcfe, or 48%, over the 49.5 bcfe produced in the 2002 fourth quarter and an increase of 2.3 bcfe, or 3.3%, over the 71.0 produced in the 2003 third quarter. The 2003 fourth quarter's 73.3 bcfe of production was comprised of 66.3 billion cubic feet of natural gas (bcf) (90% on a natural gas equivalent basis) and 1.2 million barrels of oil and natural gas liquids (mmbo) (10% on a natural gas equivalent basis). Chesapeake's average daily production rate for the quarter was 797 million cubic feet of natural gas equivalent production (mmcfe), consisting of 721 mmcf of gas and 12,663 barrels of oil and natural gas liquids.

Oil and natural gas production for the full-year 2003 was 268 bcfe, an increase of 87 bcfe, or 48%, over the 181 bcfe produced in 2002. Of this 87 bcfe in year-over-year production growth, 36 bcfe was generated from internally generated organic drillbit growth while 51 bcfe was generated from acquisitions. This makes the company's organic growth rate during 2003 20%, well above the company's forecasted organic growth rate of 5% and among the top 3 organic growth performances reported by public mid- and large-cap E&P companies.

Chesapeake has increased its production for 14 consecutive years, one of the best track records in the industry. In addition, the 2003 fourth quarter was Chesapeake's tenth consecutive quarter of sequential production growth. During the past ten quarters, Chesapeake's production has increased 87%, for an average sequential quarterly growth rate of 6.5% and an annualized growth rate of 28.1%.

Average prices realized during the 2003 fourth quarter (including realized gains or losses from oil and gas derivatives, but excluding unrealized gains or losses on such derivatives) were $23.76 per barrel of oil (bo) and $5.15 per thousand cubic feet of natural gas (mcf), for a realized gas equivalent price of $5.03 per thousand cubic feet of natural gas equivalent (mcfe). Chesapeake's realized pricing differentials to NYMEX during the quarter averaged a negative $2.42 per bo and a negative $0.47 per mcf. Realized gains or losses from hedging activities generated a $2.69 loss per bo and a $0.90 gain per mcf, for a 2003 fourth quarter realized hedging gain of $56.6 million.

Average prices realized during the full-year 2003 (including realized gains or losses from oil and gas derivatives, but excluding unrealized gains or losses on such derivatives) were $25.85 per bo and $4.85 per mcf, for a realized gas equivalent price of $4.79 per mcfe. Chesapeake's realized pricing differentials to NYMEX during the year averaged a negative $2.25 per bo and a negative $0.54 per mcf. Realized losses from hedging activities generated a $2.58 loss per bo and a $0.02 loss per mcf, for a 2003 full-year realized hedging loss of $17.4 million.

          KEY OPERATIONAL AND FINANCIAL STATISTICS FOR THE 2003 FOURTH
                       QUARTER AND FOR THE FULL-YEAR 2003

The table below summarizes Chesapeake's key statistics during the 2003 fourth quarter and compares them to the 2003 third quarter and the 2002 fourth quarter:

                                                        THREE MONTHS ENDED:
                                                        -------------------
                                                  12/31/03   9/30/03   12/31/02
                                                  --------   -------   --------

Average daily production (in mmcfe)                  797        772      538
Gas as % of total production                          90         90       89
Natural gas production (in bcf)                     66.3       63.7     43.9
Average realized gas price ($/mcf) (a)              5.15       4.92     4.00
Oil production (in mbbls)                          1,165      1,216      941
Average realized oil price ($/bo) (a)              23.76      26.20    24.67
Natural gas equivalent production (in bcfe)         73.3       71.0     49.5
Gas equivalent realized price ($/mcfe) (a)          5.03       4.86     4.01
General and administrative costs ($/mcfe)            .10        .07      .11
Production taxes ($/mcfe)                            .28        .30      .21
Lease operating expenses ($/mcfe)                    .49        .51      .54
Interest expense ($/mcfe) (a)                        .51        .53      .63
DD&A of oil and gas properties ($/mcfe)             1.41       1.38     1.28
Operating cash flow ($ in millions) (b)            262.4      247.7    128.2
Operating cash flow ($/mcfe)                        3.58       3.49     2.59
Ebitda ($ in millions) (c)                         257.8      285.3    145.0
Ebitda ($/mcfe)                                     3.52       4.02     2.93
Net income to common shareholders                   62.4       81.9     23.7
  ($ in millions)

     (a) includes the effects of realized gains or (losses) from hedging, but does not include the effects of unrealized gains or (losses) from hedging
     (b) defined as cash flow provided by operating activities before changes in assets and liabilities
     (c) defined as income before income taxes, interest expense, and depreciation, depletion and amortization expense

In addition, the table below summarizes Chesapeake's key statistics during 2003 and compares them to the prior two years' results:


                                                          YEAR ENDED:
                                                 2/31/03   12/31/02    12/31/01
Average daily production (in mmcfe)                  735        497        442
Gas as % of total production                          90         89         89
Natural gas production (in bcf)                    240.4      160.7      144.2
Average realized gas price ($/mcf) (a)              4.85       3.54       4.56
Oil production (in mbbls)                          4,665      3,466      2,880
Average realized oil price ($/bbl) (a)             25.85      25.22      26.92
Natural gas equivalent production (in bcfe)        268.4      181.5      161.5
Gas equivalent realized price ($/mcfe) (a)          4.79       3.61       4.56
General and administrative costs ($/mcfe)            .09        .10        .09
Production taxes ($/mcfe)                            .29        .17        .20
Lease operating expenses ($/mcfe)                    .51        .54        .47
Interest expense ($/mcfe) (a)                        .55        .61        .61
DD&A of oil and gas properties ($/mcfe)             1.38       1.22       1.07
Operating cash flow ($ in millions) (b)            903.9      412.5      518.6
Operating cash flow ($/mcfe)                        3.37       2.27       3.21
Ebitda ($ in millions) (c)                       1,041.6      414.4      641.6
Ebitda ($/mcfe)                                     3.88       2.28       3.97
Net income to common shareholders                  290.5       30.2      215.4
  ($ in millions)

     (a) includes the effects of realized gains or (losses) from hedging, but does not include the effects of unrealized gains or (losses) from hedging
     (b) defined as cash flow provided by operating activities before changes in assets and liabilities
     (c) defined as income before income taxes and cumulative effect of accounting change, interest expense, and depreciation, depletion and amortization expense

    CHESAPEAKE REPORTS EXCELLENT 2003 RESERVE REPLACEMENT AND FINDING COSTS;
                 PROVED RESERVES REACH RECORD LEVEL OF 3.5 TCFE
                   (PRO FORMA FOR JANUARY 2004 TRANSACTIONS)


Chesapeake began 2003 with estimated proved reserves of 2,205 bcfe and ended the year with 3,169 bcfe, an increase of 964 bcfe, or 44%. Taking into account production of 268 bcfe, reserve replacement during the year was 1,232 bcfe, or 459%, at a finding and acquisition cost of $1.36 per mcfe.

Of the 1,232 bcfe of proved reserve additions, acquisitions added 805 bcfe at a cost of $1.38 per mcfe and drilling, including positive revisions to previous estimates, added 438 bcfe for a reserve replacement rate from drilling of 167% at a cost of $1.32 per mcfe. Proved reserves sold during the year totaled 11 bcfe at a price of $2.07 per mcfe. A complete reconciliation of finding and acquisition cost information and a roll forward of proved reserves is presented on page 10 of this release.

During 2003, the company drilled 442 gross operated wells (352 net) and participated in another 641 gross wells (104 net) operated by other companies. Chesapeake's drilling costs were $438 million for operated wells and $140 million for non-operated wells. The company's success rate was 96% for operated wells and 95% for non-operated wells.

Of the company's estimated proved reserves at year-end 2003, 74% were proved developed compared to 74% in 2002 and 71% in 2001. In addition, 74% of this year's estimated proved reserves were prepared by independent third-party reservoir engineers (primarily Ryder Scott Company Petroleum Consultants and Netherland, Sewell & Associates, Inc.) compared to 73% in 2002 and 71% in 2001.

As of  December  31,  2003,  the  company's  estimated  future  net  cash  flows discounted at 10% before taxes (PV-10) were $7.3 billion using field differential adjusted prices of $30.22 per bo (based on a NYMEX year-end price of $32.47 per bo) and $5.68 per mcf (based on a NYMEX year-end price of $5.97 per mcf). Last year's PV-10 was $3.72 billion using field differential adjusted prices of $30.18 per bo (based on a NYMEX year-end price of $31.25 per bo) and $4.28 per mcf (based on a NYMEX year-end price of $4.60 per mcf).

The foregoing year-end amounts do not include the effects of several acquisitions closed in January 2004. Pro forma for these acquisitions, the company's proved reserves at year-end 2003 were 3,474 bcfe and had a PV-10 value of $7.9 billion.

             SIGNIFICANT BALANCE SHEET IMPROVEMENT CONTINUED IN 2003

During the year, Chesapeake continued its consistent focus on improving the strength of its balance sheet. At the beginning of the year, the company's debt as a percentage of total capitalization was 65% and debt per proved mcfe was $0.75 per mcfe. By year-end 2003 (pro forma for the reserves acquired in January 2004 and the related financings and debt exchanges completed in January 2004), the company's debt as a percentage of total capitalization had decreased to 53% and debt per proved mcfe had decreased to $0.65 per mcfe, reductions of 18% and 13%, respectively. Key goals of management are to reduce debt to below 50% of total capitalization and debt per mcfe of proved reserves to below $0.60.

Additionally, through a series of recently completed debt exchanges, Chesapeake has extended the average maturity of its long-term debt to over nine years and reduced its average interest rate to 7.7%. The company's secured credit facility is currently rated as investment grade by at least one rating agency and the company believes its present business strategy will lead to an investment grade credit rating for its unsecured debt in the years ahead.

      CHESAPEAKE UPDATES 2004 PRODUCTION FORECASTS AND HEDGING INFORMATION

Chesapeake's updated 2004 first quarter and full-year 2004 forecasts are attached to this release in an Outlook dated February 23, 2004 labeled Schedule "A". This Outlook has been changed from the Outlook dated December 22, 2003 (attached as Schedule "B" for investors' convenience) to reflect minor changes from the Outlook dated December 22. In addition, investors should note that 75 mmcfe per day of production acquired in January 2004 will not be recognized until February 1, 2004 rather than on the previously assumed effective date of January 1, 2004. As a consequence, Chesapeake expects that its production for the first quarter of 2004 will be at the lower end of the December 22 forecast of 78-79 bcfe.

Chesapeake's average daily production in 2004 is expected to exceed 2003's production by approximately 155 mmcfe, or 21%, first quarter 2004 average daily production is expected to exceed 2003's first quarter production by approximately 232 mmcfe, or 37%, and first quarter 2004 average daily production is expected to exceed 2003's fourth quarter production by approximately 66 mmcfe, or 8%.

The following table details Chesapeake's current hedging positions. These hedging positions have not changed from the company's Outlook dated December 22, 2003:

                    HEDGED POSITIONS AS OF FEBRUARY 23, 2004

                     -----------------------    -----------------------
                               Oil                    Natural Gas
                     -----------------------    -----------------------
Quarter or Year      % Hedged      $ NYMEX      % Hedged      $ NYMEX
                     ---------     ---------    ---------     ---------
2004 1Q                 88%          $28.58        100%         $5.97
2004 2Q                 88%          $28.86         73%         $4.97
2004 3Q                 72%          $28.75         58%         $4.89
2004 4Q                 63%          $28.46         47%         $5.08
---------------      ---------     ---------    ---------     ---------
2004 Total              78%          $28.68         69%         $5.32
===============      =========     =========    =========     =========
===============      =========     =========    =========     =========
2005                     -             -            27%         $5.04
2006                     -             -            11%         $4.88
2007                     -             -             8%         $4.76

Depending on changes in oil and natural gas futures markets and management's view of underlying oil and natural gas supply and demand trends, Chesapeake may either increase or decrease its hedging positions at any time in the future without notice.

                               MANAGEMENT SUMMARY

Aubrey K. McClendon, Chesapeake's Chief Executive Officer, commented, "By all measures, Chesapeake generated exceptionally strong results for its shareholders in 2003. Our success in 2003 resulted from a series of key management decisions made during the past six years that have positioned the company to be a prime beneficiary of today's strong natural gas markets. These decisions included favoring gas over oil, establishing regional dominance in its operating areas, delivering value-added growth through a balance of drilling and acquisitions and managing risk through opportunistic oil and natural gas hedging.

During these six years of exceptional achievement, Chesapeake has become the largest producer of natural gas in the Mid-Continent, among the six largest independent producers of natural gas in the U.S. and one of the most profitable producers of natural gas in the industry per unit of production. We believe the combination of our product and geographic strategies, our value-added risk management strategy, our balanced acquisition and drilling programs, our high quality assets and our low operating costs will enable Chesapeake to continue delivering one of the industry's best track records of value creation in the years to come."

                           CONFERENCE CALL INFORMATION

A conference call has been scheduled for Tuesday morning, February 24, 2004 at 9:00 a.m. EST to discuss this earnings release. The telephone number to access the conference call is 913.981.5533. For those unable to participate in the conference call, a replay will be available from 12:00 p.m. EST on Tuesday, February 24, 2004 through midnight EST on Friday, March 12, 2004. The number to access the conference call replay is 719.457.0820 and the passcode is 593812. The conference call will also be simulcast live on the Internet and can be accessed at www.chkenergy.com by selecting "Conference Calls" under the "Investor Relations" section. The webcast of the conference call will be available on the website for one year.


THIS PRESS RELEASE AND THE ACCOMPANYING OUTLOOKS INCLUDE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. FORWARD-LOOKING STATEMENTS GIVE OUR CURRENT EXPECTATIONS OR FORECASTS OF FUTURE EVENTS. THEY INCLUDE
ESTIMATES OF OIL AND GAS RESERVES, EXPECTED OIL AND GAS PRODUCTION AND FUTURE EXPENSES, PROJECTIONS OF FUTURE OIL AND GAS PRICES, PLANNED CAPITAL EXPENDITURES FOR DRILLING, LEASEHOLD ACQUISITIONS AND SEISMIC DATA, AND STATEMENTS CONCERNING ANTICIPATED CASH FLOW AND LIQUIDITY, BUSINESS STRATEGY AND OTHER PLANS AND OBJECTIVES FOR FUTURE OPERATIONS. DISCLOSURES CONCERNING DERIVATIVE CONTRACTS AND THEIR ESTIMATED CONTRIBUTION TO OUR FUTURE RESULTS OF OPERATIONS ARE BASED UPON MARKET INFORMATION AS OF A SPECIFIC DATE. THESE MARKET PRICES ARE SUBJECT TO SIGNIFICANT VOLATILITY. ALTHOUGH WE BELIEVE THE EXPECTATIONS AND FORECASTS REFLECTED IN THESE AND OTHER FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CAN GIVE NO ASSURANCE THEY WILL PROVE TO HAVE BEEN CORRECT. THEY CAN BE AFFECTED BY INACCURATE ASSUMPTIONS OR BY KNOWN OR UNKNOWN RISKS AND UNCERTAINTIES. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTED RESULTS ARE DESCRIBED IN THE RISK FACTORS APPEARING IN OUR PROSPECTUS SUPPLEMENT AND PROSPECTUS FILED TOGETHER UNDER RULE 424(B)(2) OF THE SECURITIES ACT OF 1933 ON JANUARY 9, 2004 AND SUBSEQUENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THEY INCLUDE THE VOLATILITY OF OIL AND GAS PRICES; ADVERSE EFFECTS OUR SUBSTANTIAL INDEBTEDNESS COULD HAVE ON OUR OPERATIONS AND FUTURE GROWTH; OUR ABILITY TO COMPETE EFFECTIVELY AGAINST STRONG INDEPENDENT OIL AND GAS COMPANIES AND MAJORS; THE COST AND AVAILABILITY OF DRILLING AND PRODUCTION SERVICES; POSSIBLE FINANCIAL LOSSES AS A RESULT OF OUR COMMODITY PRICE AND INTEREST RATE RISK MANAGEMENT ACTIVITIES; UNCERTAINTIES INHERENT IN ESTIMATING QUANTITIES OF OIL AND GAS RESERVES, INCLUDING RESERVES WE ACQUIRE, PROJECTING FUTURE RATES OF PRODUCTION AND THE TIMING OF DEVELOPMENT EXPENDITURES; EXPOSURE TO POTENTIAL LIABILITIES OF ACQUIRED PROPERTIES; OUR ABILITY TO REPLACE RESERVES; THE AVAILABILITY OF CAPITAL; CHANGES IN INTEREST RATES; AND DRILLING AND OPERATING RISKS. WE CAUTION YOU NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS PRESS RELEASE, AND WE UNDERTAKE NO OBLIGATION TO UPDATE THIS INFORMATION.

CHESAPEAKE ENERGY CORPORATION IS ONE OF THE SIX LARGEST INDEPENDENT U.S. NATURAL GAS PRODUCERS. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY ACQUISITIONS IN THE MID-CONTINENT, PERMIAN BASIN, SOUTH TEXAS AND ONSHORE TEXAS GULF COAST REGIONS OF THE UNITED STATES. THE COMPANY'S INTERNET ADDRESS IS WWW.CHKENERGY.COM.


                                          CHESAPEAKE ENERGY CORPORATION
                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                       ($ IN 000'S, EXCEPT PER SHARE DATA)
                                                    (UNAUDITED)
-----------------------------------------------------------------------------------------------------------------------
THREE MONTHS ENDED:                                             DECEMBER 31, 2003              DECEMBER 31, 2002
                                                                 $            $/mcfe            $            $/mcfe
                                                            -------------   -------------   -------------   -----------
REVENUES:
  OIL AND GAS SALES                                              345,697            4.72         200,377          4.05
  OIL AND GAS MARKETING SALES                                    111,044            1.51          57,981          1.17
                                                            ------------    ------------    ------------    ----------
    TOTAL REVENUES                                               456,741            6.23         258,358          5.22
                                                            ------------    ------------    ------------    ----------

OPERATING COSTS:
  PRODUCTION EXPENSES                                             35,919            0.49          26,939          0.55
  PRODUCTION TAXES                                                20,557            0.28          10,167          0.21
  GENERAL AND ADMINISTRATIVE                                       7,501            0.10           5,688          0.11
  PROVISION FOR LEGAL SETTLEMENTS                                  5,400            0.07              --            --
  OIL AND GAS MARKETING EXPENSES                                 108,224            1.48          56,900          1.15
  OIL AND GAS DEPRECIATION, DEPLETION, AND AMORTIZATION          103,334            1.41          63,458          1.28
  DEPRECIATION AND AMORTIZATION OF OTHER ASSETS                    4,146            0.06           3,520          0.07
                                                            ------------    ------------    ------------    ----------
    TOTAL OPERATING COSTS                                        285,081            3.89         166,672          3.37
                                                            ------------    ------------    ------------    ----------

INCOME FROM OPERATIONS                                           171,660            2.34          91,686          1.85
                                                            ------------    ------------    ------------    ----------

OTHER INCOME (EXPENSE):
  INTEREST AND OTHER INCOME                                        1,471            0.02              (3)           --
  INTEREST EXPENSE                                               (38,465)          (0.52)        (34,252)        (0.69)
  LOSS ON INVESTMENT IN SEVEN SEAS                                (2,015)          (0.03)        (12,431)        (0.25)
  LOSS ON REPURCHASES OF CHESAPEAKE DEBT                         (20,759)          (0.28)         (1,273)        (0.03)
                                                            ------------    ------------    ------------    ----------
    TOTAL OTHER INCOME (EXPENSE)                                 (59,768)          (0.81)        (47,959)        (0.97)
                                                            ------------    ------------    ------------    ----------

INCOME BEFORE INCOME TAXES                                       111,892            1.53          43,727          0.88

INCOME TAX EXPENSE:
  CURRENT                                                          4,670            0.06              --            --
  DEFERRED                                                        37,849            0.52          17,488          0.35
                                                            ------------    ------------    ------------    ----------
    TOTAL INCOME TAX EXPENSE                                      42,519            0.58          17,488          0.35
                                                            ------------    ------------    ------------    ----------

NET INCOME                                                        69,373            0.95          26,239          0.53
                                                            ------------    ------------    ------------    ----------

PREFERRED STOCK DIVIDENDS                                         (6,985)          (0.10)         (2,529)        (0.05)
                                                            ------------    ------------    ------------    ----------

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                       62,388            0.85          23,710          0.48
                                                            ============    ============    ============    ==========

----------------------------------------------------------------------------------------------------------------------

EARNINGS PER COMMON SHARE:

   BASIC                                                     $      0.29                    $      0.14
                                                             ===========                    ===========

   ASSUMING DILUTION                                         $      0.25                    $      0.13
                                                             ===========                    ===========


WEIGHTED AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING (IN 000'S)

  BASIC                                                          216,571                        170,118
                                                            ============                     ==========

  ASSUMING DILUTION                                              273,169                        195,733
                                                            ============                     ==========


                          CHESAPEAKE ENERGY CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       ($ IN 000'S, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)
====================================================================================== =========================
TWELVE MONTHS ENDED:                                            DECEMBER 31, 2003          DECEMBER 31, 2002
                                                               $              $/mcfe            $       $/mcfe
                                                            -------------   ------------  -----------  ---------
REVENUES:
  OIL AND GAS SALES                                            1,296,822           4.83      568,187        3.13
  OIL AND GAS MARKETING SALES                                    420,610           1.57      170,315        0.94
                                                            ------------    ------------  ----------   ---------
    TOTAL REVENUES                                             1,717,432           6.40      738,502        4.07
                                                            ------------    ------------  ----------   ---------

OPERATING COSTS:
  PRODUCTION EXPENSES                                            137,583           0.51       98,191        0.54
  PRODUCTION TAXES                                                77,893           0.29       30,101        0.17
  GENERAL AND ADMINISTRATIVE                                      23,753           0.09       17,618        0.10
  PROVISION FOR LEGAL SETTLEMENTS                                  6,402           0.02           --         --
  OIL AND GAS MARKETING EXPENSES                                 410,288           1.53      165,736        0.91
  OIL AND GAS DEPRECIATION, DEPLETION, AND AMORTIZATION          369,465           1.38      221,189        1.22
  DEPRECIATION AND AMORTIZATION OF OTHER ASSETS                   16,793           0.06       14,009        0.07
                                                            ------------    -----------   ----------   ---------
    TOTAL OPERATING COSTS                                      1,042,177           3.88      546,844        3.01
                                                            ------------    -----------   ----------   ---------

INCOME  FROM OPERATIONS                                          675,255           2.52      191,658        1.06
                                                            ------------    -----------   ----------   ---------

OTHER INCOME (EXPENSE):
  INTEREST AND OTHER INCOME                                        2,827           0.01        7,340        0.04
  INTEREST EXPENSE                                              (154,356)         (0.57)    (112,031)      (0.62)
  LOSS ON INVESTMENT IN SEVEN SEAS                                (2,015)         (0.01)     (17,201)      (0.10)
  LOSS ON REPURCHASES OF CHESAPEAKE DEBT                         (20,759)         (0.08)      (2,626)      (0.01)
                                                            ------------    -----------   ----------   ---------
    TOTAL OTHER INCOME (EXPENSE)                                (174,303)         (0.65)    (124,518)      (0.69)
                                                            ------------    -----------   ----------   ---------

INCOME BEFORE INCOME TAXES AND CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE                                    500,952           1.87       67,140        0.37

INCOME TAX EXPENSE:
  CURRENT                                                          5,000           0.02          --          --
  DEFERRED                                                       185,360           0.69       26,854        0.15
                                                            ------------    -----------   ----------   ---------
    TOTAL INCOME TAX EXPENSE                                     190,360           0.71       26,854        0.15
                                                            ------------    -----------   ----------   ---------
NET INCOME BEFORE CUMULATIVE EFFECT
  OF ACCOUNTING CHANGE                                           310,592           1.16       40,286        0.22

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX                 2,389           0.01           --         --
                                                            ------------    -----------   ----------   ---------

NET INCOME                                                       312,981           1.17       40,286        0.22

PREFERRED STOCK DIVIDENDS                                        (22,469)         (0.09)     (10,117)      (0.05)
                                                            ------------    -----------   ----------   ---------

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                      290,512           1.08       30,169        0.17
                                                            ============    ===========   ==========   =========
----------------------------------------------------------------------------------------------------------------
EARNINGS PER COMMON SHARE:

  BASIC
    INCOME BEFORE CUMULATIVE EFFECT OF
      ACCOUNTING CHANGE                                     $       1.36                $      0.18
    CUMULATIVE EFFECT OF ACCOUNTING CHANGE                          0.02                         --
                                                            ------------                  ----------
    NET INCOME                                              $       1.38                $      0.18
                                                            ============                  ==========
  ASSUMING DILUTION
    INCOME BEFORE CUMULATIVE EFFECT OF
      ACCOUNTING CHANGE                                     $       1.20                $      0.17
    CUMULATIVE EFFECT OF ACCOUNTING CHANGE                          0.01                         --
                                                            ------------                  ----------
    NET INCOME                                              $       1.21                $      0.17
                                                            ============                  ==========

WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING (IN 000'S):

  BASIC                                                          211,203                    166,910
                                                            ============                  ==========

  ASSUMING DILUTION                                              258,567                    172,714
                                                            ============                  ==========

                                              CHESAPEAKE ENERGY CORPORATION
                                          CONDENSED CONSOLIDATED BALANCE SHEETS
                                                        (IN 000'S)
                                                       (UNAUDITED)
============================================================================================= ==================
                                                                              DECEMBER 31,       DECEMBER 31,
                                                                                  2003               2002
--------------------------------------------------------------------------------------------- ------------------

CASH                                                                       $        40,581     $       247,637
OTHER CURRENT ASSETS                                                               301,823             187,680
                                                                           ---------------     ---------------
     TOTAL CURRENT ASSETS                                                          342,404             435,317
                                                                           ---------------     ---------------

PROPERTY AND EQUIPMENT (NET)                                                     4,133,117           2,389,884
DEFERRED TAX ASSET                                                                      --               2,071
OTHER ASSETS                                                                        96,770              48,336
                                                                           ---------------     ---------------
     TOTAL ASSETS                                                          $     4,572,291     $     2,875,608
                                                                           ===============     ===============

CURRENT LIABILITIES                                                        $       513,156     $       265,552
LONG TERM DEBT                                                                   2,057,713           1,651,198
LONG TERM LIABILITIES                                                               77,586              50,983
DEFERRED TAX LIABILITY                                                             191,026                  --
                                                                           ---------------     ---------------
     TOTAL LIABILITIES                                                           2,839,481           1,967,733

STOCKHOLDERS' EQUITY                                                             1,732,810             907,875
                                                                           ---------------     ---------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                   $     4,572,291     $     2,875,608
                                                                           ===============     ===============


COMMON SHARES OUTSTANDING                                                          216,784             190,144
                                                                           ===============     ===============



                                          CHESAPEAKE ENERGY CORPORATION
                                      RECONCILIATION OF 2003 FINDING COSTS
                                      ($ IN 000'S, EXCEPT PER UNIT AMOUNTS)
                                                 (UNAUDITED)
-------------------------------------------------------------------------------------------

                                                                     Reserves
                                                     Cost           (in mmcfe)     Per Unit
                                                     ----           ----------     --------
     EXPLORATION AND DEVELOPMENT COSTS (A)       $    577,779         437,488      $  1.32
     ACQUISITION OF PROVED PROPERTIES               1,110,077         805,041         1.38
                                                 ------------       ---------      -------
       SUBTOTAL                                  $  1,687,856       1,242,529      $  1.36
                                                 ------------       ---------      -------

     ACQUISITION OF UNPROVED PROPERTIES          $    198,394              --           --
     DIVESTITURES                                     (22,156)        (10,723)        2.07
     LEASEHOLD ACQUISITION COSTS                       84,984              --           --
     GEOLOGICAL AND GEOPHYSICAL COSTS                  42,736              --           --
     ASSET RETIREMENT OBLIGATION AND OTHER             62,731              --           --
                                                 ------------       ---------      -------
      TOTAL                                     $  2,054,545        1,231,806         1.67
                                                 ============       =========      =======

   (a) Reserves include revisions to previous estimates

                          CHESAPEAKE ENERGY CORPORATION
                             ROLLFORWARD OF RESERVES
                                   (UNAUDITED)
===============================================================================

                                                                      Mmcfe
-------------------------------------------------------------------------------


BEGINNING BALANCE, 12/31/02                                          2,205,125
PRODUCTION                                                            (268,356)
ACQUISITIONS                                                           805,041
DIVESTITURES                                                           (10,723)
REVISIONS                                                               56,354
EXTENSIONS AND DISCOVERIES                                             381,134
                                                                    ------------
ENDING BALANCE, 12/31/03                                             3,168,575
                                                                    ============

RESERVE REPLACEMENT                                                   1,231,806
RESERVE REPLACEMENT RATE                                                   459%
===============================================================================


                                              CHESAPEAKE ENERGY CORPORATION
                                 SUPPLEMENTAL DATA - OIL & GAS SALES AND INTEREST EXPENSE

                                                                       THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                                           DECEMBER 31,                DECEMBER 31,
                                                                    2003           2002         2003            2002
                                                                -----------   -----------  ------------   ------------


OIL AND GAS SALES ($ IN THOUSANDS):

  Oil sales                                                      $  30,819     $  25,478    $  132,630     $   88,495
  Oil derivatives - realized gains (losses)                         (3,134)       (2,268)      (12,058)        (1,092)
  Oil derivatives - unrealized gains (losses)                       (8,447)          811        (9,440)        (7,369)
                                                                  --------     ---------    ----------     ----------
        Total oil sales                                          $  19,238     $  24,021    $  111,132     $   80,034
                                                                  --------     ---------    ----------     ----------

  Gas sales                                                      $ 281,452     $ 161,086    $1,171,050     $  470,913
  Gas derivatives - realized gains (losses)                         59,697        14,165        (5,331)        97,138
  Gas derivatives - unrealized gains (losses)                      (14,690)        1,105        19,971        (79,898)
                                                                 ---------     ---------    ----------     ----------
        Total gas sales                                           $326,459     $ 176,356    $1,185,690     $  488,153
                                                                  --------     ---------    ----------     ----------

        Total oil and gas sales                                  $ 345,697     $ 200,377    $1,296,822     $  568,187
                                                                 =========     =========    ==========     ==========

AVERAGE SALES PRICE (EXCLUDING GAINS (LOSSES) ON
DERIVATIVES):
  Oil ($ per bbl)                                                $   26.45     $   27.08    $    28.43     $    25.53
  Gas ($ per mcf)                                                $    4.25     $    3.67    $     4.87     $     2.93
  Gas equivalent ($ per mcfe)                                    $    4.26     $    3.77    $     4.86     $     3.08

AVERAGE SALES PRICE
 (EXCLUDING UNREALIZED GAINS (LOSSES) ON DERIVATIVES):
  Oil ($ per bbl)                                                $   23.76     $   24.67    $    25.85     $    25.22
  Gas ($ per mcf)                                                $    5.15     $    4.00    $     4.85     $     3.54
  Gas equivalent ($ per mcfe)                                    $    5.03     $    4.01    $     4.79     $     3.61

INTEREST EXPENSE ($ IN THOUSANDS):
  Interest                                                       $ (38,665)    $ (32,079)   $ (151,676)    $(114,695)
  Derivatives - realized gains (losses)                              1,406           765         3,859          3,415
  Derivatives - unrealized gains (losses)                           (1,206)       (2,938)       (6,539)          (751)
                                                                 ---------     ---------    ----------     ----------
        Total Interest Expense                                   $ (38,465)    $ (34,252)   $ (154,356)    $ (112,031)
                                                                 =========      ========    ==========     ==========

                          CHESAPEAKE ENERGY CORPORATION
                      CONDENSED CONSOLIDATED CASH FLOW DATA
                                   (in 000'S)
                                   (unaudited)
===============================================================================
THREE MONTHS ENDED:                            DECEMBER 31,      DECEMBER 31,
                                                    2003             2002
-------------------------------------------------------------------------------

CASH PROVIDED BY OPERATING ACTIVITIES     $       292,085     $     78,873

CASH (USED IN) INVESTING ACTIVITIES       $      (476,449)    $   (162,562)

CASH PROVIDED BY FINANCING ACTIVITIES     $       186,467     $    305,948

===============================================================================


                          CHESAPEAKE ENERGY CORPORATION
                      CONDENSED CONSOLIDATED CASH FLOW DATA
                                   (in 000'S)
                                   (unaudited)
===============================================================================
TWELVE MONTHS ENDED:                           DECEMBER 31,      DECEMBER 31,
                                                  2003              2002
-------------------------------------------------------------------------------

CASH PROVIDED BY OPERATING ACTIVITIES     $       945,602     $    432,531

CASH (USED IN) INVESTING ACTIVITIES       $    (2,077,217)    $   (779,745)

CASH PROVIDED BY FINANCING ACTIVITIES     $       924,559     $    477,257

===============================================================================

                          CHESAPEAKE ENERGY CORPORATION
                  RECONCILIATION OF CERTAIN FINANCIAL MEASURES
                                   (in 000'S)
                                   (unaudited)

===============================================================================
THREE MONTHS ENDED:                            DECEMBER 31,      DECEMBER 31,
                                                  2003                2002
-------------------------------------------------------------------------------

CASH PROVIDED BY OPERATING ACTIVITIES     $       292,085   $        78,873

ADJUSTMENTS:
  CHANGES IN ASSETS AND LIABILITIES               (29,647)           49,345
                                          ---------------   ---------------

OPERATING CASH FLOW*                      $       262,438   $       128,218
                                          ===============   ===============

* Operating cash flow represents net cash provided by operating activities before changes in assets and liabilities. Operating cash flow is presented because management believes it is a useful adjunct to net cash provided by operating activities under accounting principles generally accepted in the United States (GAAP). Operating cash flow is widely accepted as a financial indicator of an oil and gas company's ability to generate cash which is used to internally fund exploration and development activities and to service debt. This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Operating cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity.

===============================================================================
THREE MONTHS ENDED:                            DECEMBER 31,     DECEMBER 31,
                                                   2003             2002
-------------------------------------------------------------------------------

NET INCOME                                     $        69,373   $        26,239

DEFERRED INCOME TAX EXPENSE                             42,519            17,488
INTEREST EXPENSE                                        38,465            34,252
DEPRECIATION AND AMORTIZATION OF OTHER ASSETS            4,146             3,520
OIL AND GAS DEPRECIATION,                              103,334            63,458
 DEPLETION AND AMORTIZATION
                                               ---------------   ---------------

EBITDA**                                       $       257,837   $       144,957
                                               ===============   ===============

**Ebitda represents net income (loss) before cumulative effect of accounting change, income tax expense (benefit), interest expense, and depreciation, depletion and amortization expense. Ebitda is presented as a supplemental financial measurement in the evaluation of our business. We believe that it provides additional information regarding our ability to meet our future debt service, capital expenditures and working capital requirements. This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Ebitda is also a financial measurement that, with certain negotiated adjustments, is reported to our banks under our bank credit facilities and is used in our financial covenants under our bank credit facilities and our indentures governing our senior notes. Ebitda is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income, income from operations, or cash flow provided by operating activities prepared in accordance with GAAP. Ebitda is reconciled to cash provided by operating activities as follows:


===============================================================================
THREE MONTHS ENDED:                            DECEMBER 31,     DECEMBER 31,
                                                   2003             2002
-------------------------------------------------------------------------------

CASH PROVIDED BY OPERATING ACTIVITIES          $       292,085   $       78,873

CHANGES IN ASSETS AND LIABILITIES                      (29,647)          49,345
INTEREST EXPENSE                                        38,465           34,252
UNREALIZED GAINS (LOSSES)                              (23,137)           1,916
 ON OIL AND GAS DERIVATIVES
OTHER NON-CASH ITEMS                                   (19,929)         (19,429)
                                               ---------------   --------------

EBITDA                                         $       257,837   $      144,957
                                               ===============   ==============

                          CHESAPEAKE ENERGY CORPORATION
                  RECONCILIATION OF CERTAIN FINANCIAL MEASURES
                                   (in 000'S)
                                   (unaudited)

===============================================================================
TWELVE MONTHS ENDED:                           DECEMBER 31,      DECEMBER 31,
                                                  2003               2002
-------------------------------------------------------------------------------

CASH PROVIDED BY OPERATING ACTIVITIES          $       945,602   $      432,531

ADJUSTMENTS:
  CHANGES IN ASSETS AND LIABILITIES                    (41,673)         (20,014)
                                               ----------------  --------------

OPERATING CASH FLOW*                           $       903,929   $      412,517
                                               ===============   ===============


* Operating cash flow represents net cash provided by operating activities before changes in assets and liabilities. Operating cash flow is presented because management believes it is a useful adjunct to net cash provided by operating activities under accounting principles generally accepted in the United States (GAAP). Operating cash flow is widely accepted as a financial indicator of an oil and gas company's ability to generate cash which is used to internally fund exploration and development activities and to service debt. This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Operating cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity.

===============================================================================
TWELVE MONTHS ENDED:                           DECEMBER 31,      DECEMBER 31,
                                                    2003             2002
-------------------------------------------------------------------------------

NET INCOME BEFORE CUMULATIVE EFFECT            $       310,592   $      40,286
 OF ACCOUNTING CHANGE

DEFERRED INCOME TAX EXPENSE                            190,360            26,854
INTEREST EXPENSE                                       154,356           112,031
DEPRECIATION AND AMORTIZATION OF OTHER ASSETS           16,793            14,009
OIL AND GAS DEPRECIATION, DEPLETION                    369,465           221,189
 AND AMORTIZATION
                                               ---------------   ---------------

EBITDA**                                       $     1,041,566   $      414,369
                                               ===============   ===============

**Ebitda represents net income (loss) before cumulative effect of accounting change, income tax expense (benefit), interest expense, and depreciation, depletion and amortization expense. Ebitda is presented as a supplemental financial measurement in the evaluation of our business. We believe that it provides additional information regarding our ability to meet our future debt service, capital expenditures and working capital requirements. This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Ebitda is also a financial measurement that, with certain negotiated adjustments, is reported to our banks under our bank credit facilities and is used in our financial covenants under our bank credit facilities and our indentures governing our senior notes. Ebitda is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income, income from operations, or cash flow provided by operating activities prepared in accordance with GAAP. Ebitda is reconciled to cash provided by operating activities as follows:

===============================================================================
TWELVE MONTHS ENDED:                              DECEMBER 31,     DECEMBER 31,
                                                     2003             2002
-------------------------------------------------------------------------------

CASH PROVIDED BY OPERATING ACTIVITIES          $       945,602   $      432,531

CHANGES IN ASSETS AND LIABILITIES                      (41,673)         (20,014)
INTEREST EXPENSE                                       154,356          112,031
UNREALIZED GAINS (LOSSES)
 ON OIL AND GAS DERIVATIVES                             10,531          (87,267)
OTHER NON-CASH ITEMS                                   (27,250)         (22,912)
                                               ---------------   --------------

EBITDA                                         $     1,041,566   $      414,369
                                               ===============   ==============

                          CHESAPEAKE ENERGY CORPORATION
              RECONCILIATION OF ADJUSTED EARNINGS & ADJUSTED EBITDA
                     ($ IN 000'S, EXCEPT PER SHARE AMOUNTS)

===============================================================================
                                             THREE MONTHS      TWELVE MONTHS
                                                 ENDED             ENDED
                                           DECEMBER 31, 2003   DECEMBER 31,2003
-------------------------------------------------------------------------------

Net income to common shareholders              $        62,388    $     290,512

Adjustments, net of tax:
    Unrealized (gains) losses from hedging              15,092           (2,475)
    Loss on repurchases of debt                         12,871           12,871
    Provision for legal settlements                      3,348            3,969
    Loss on investment in Seven Seas                     1,249            1,249
                                               ----------------  --------------

Adjusted earnings*                             $        94,948   $      306,126
                                               ================  ==============

Adjusted earnings per share assuming dilution $           0.37   $         1.27



EBITDA                                         $       257,837   $    1,041,566

Adjustments, before tax:
    Unrealized (gains) losses from hedging              23,137          (10,531)
    Loss on repurchases of debt                         20,759           20,759
    Provision for legal settlements                      5,400            6,402
    Loss  on investment in Seven Seas                    2,015            2,015
                                               ----------------  --------------

Adjusted EBITDA*                               $       309,148   $     1,060,211
                                               ================  ===============


*Adjusted earnings and adjusted EBITDA, both non-GAAP financial measures, exclude certain items that management believes affect the comparability of operating results. The Company discloses these non-GAAP financial measures as a useful adjunct to GAAP earnings and EBITDA because:
     a. Management uses adjusted earnings and adjusted EBITDA to evaluate the Company's operational trends and performance relative to other oil and gas producing companies.
     b. Adjusted earnings and adjusted EBITDA are more comparable to earnings and EBITDA estimates provided by securities analysts.
     c. Items excluded generally are one-time items, or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the Company generally excludes information regarding these types of items.

                                  SCHEDULE "A"

                              CHESAPEAKE'S OUTLOOK

                             AS OF FEBRUARY 23, 2004

QUARTER ENDING MARCH 31, 2004;  YEAR ENDING DECEMBER 31, 2004.
We have adopted a policy of periodically providing investors with guidance on certain factors that affect our future financial performance. As of February 23, 2004, we are using the following key assumptions in our projections for the first quarter of 2004 and the full-year 2004.

The primary changes from our December 22, 2003 guidance are in italicized bold. We have included our expectations for future NYMEX oil and gas prices to illustrate hedging effects only. They are not a forecast of 2004 oil and natural gas prices.

                                                                  Quarter Ending            Year Ending
                                                                  MARCH 31, 2004        DECEMBER 31, 2004
                                                                  --------------        -----------------

Estimated Production:

  Oil - Mbo                                                           1,450                    5,800
  Gas - Bcf                                                          69 - 70                 288 - 294
  Gas Equivalent - Bcfe                                              78 - 79                 323 - 329
  Daily gas equivalent midpoint - in  Mmcfe                            863                      890
NYMEX Prices (for calculation of realized hedging effects only):
  Oil - $/Bo               .........                                 $28.08                     $25.77
  Gas - $/Mcf                                                         $5.47                      $4.74
Estimated Differentials to NYMEX Prices:
  Oil - $/Bo                                                         -$2.50                     -$2.50
  Gas - $/Mcf                                                        -$0.60                     -$0.60
Estimated Realized Hedging Effects (based on expected
  NYMEX prices above):
  Oil - $/Bo                                                         +$0.50                     +$2.23
  Gas - $/Mcf                                                        +$0.66                     +$0.44
Operating Costs per Mcfe of Projected Production:
  Production expense                                               $0.55 - 0.60             $0.55 - 0.60
  Production taxes (generally 7% of O&G revenues)                  $0.32 - 0.34             $0.28 - 0.32
  General and administrative                                       $0.10 - 0.11             $0.10 - 0.11
  DD&A - oil and gas                                               $1.48 - 1.52             $1.50 - 1.55
  Depreciation of other assets                                     $0.07 - 0.09             $0.07 - 0.09
  Interest expense(a)                                              $0.49 - 0.53             $0.45 - 0.50
Other Income and Expense per Mcfe:
  Marketing and other income                                       $0.02 - 0.04             $0.02 - 0.04

Book Tax Rate                                                          38%                      38%
Equivalent Shares Outstanding:
  Basic                                                             240,000 m                247,000 m
  Diluted                                                           302,000 m                304,000 m

Capital Expenditures:
  Drilling, Land and Seismic                                      $175 - $200 mm            $750-800 mm

(a) Does not include gains or losses on interest rate derivatives (SFAS 133)

COMMODITY HEDGING ACTIVITIES

Periodically the Company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include:

     (i) For swap instruments, we receive a fixed price for the hedged commodity and pay a floating market price, as defined in each instrument, to the counterparty. The fixed-price payment and the floating-price payment are netted, resulting in a net amount due to or from the counterparty.
     (ii)For cap-swaps, Chesapeake receives a fixed price and pays a floating market price. The fixed price received by Chesapeake includes a premium in exchange for a "cap" limiting the counterparty's exposure. In other words, there is no limit to Chesapeake's exposure but there is a limit to the downside exposure of the counterparty.
     (iii) Basis protection swaps are arrangements that guarantee a price differential of oil or gas from a specified delivery point. Chesapeake receives a payment from the counterparty if the price differential is greater than the stated terms of the contract and pays the counterparty if the price differential is less than the stated terms of the contract.

Commodity markets are volatile, and as a result, Chesapeake's hedging activity is dynamic. As market conditions warrant, the Company may elect to settle a hedging transaction prior to its scheduled maturity date and, as a result, lock in the gain or loss on the transaction.

Chesapeake enters into oil and natural gas derivative transactions in order to mitigate a portion of its exposure to adverse market changes in oil and natural gas prices. Accordingly, associated gains or loses from the derivative transactions are reflected as adjustments to oil and gas sales. All realized gains and losses from oil and natural gas derivatives are included in oil and gas sales in the month of related production. Pursuant to SFAS 133, certain derivatives do not qualify for designation as cash flow hedges. Changes in the fair value of these non-qualifying derivatives that occur prior to their maturity (i.e. because of temporary fluctuations in value) are reported currently in the consolidated statement of operations as unrealized gains (losses) within oil and gas sales.

Following provisions of SFAS 133, changes in the fair value of derivative instruments designated as cash flow hedges, to the extent effective in offsetting cash flows attributable to hedged risk, are recorded in other comprehensive income until the hedged item is recognized in earnings. Any change in fair value resulting from ineffectiveness is recognized currently in oil and natural gas sales.

The Company currently has in place the following natural gas swaps:


                                                                          % Hedged
                                                                 -----------------------------
                               Avg.                  Avg. NYMEX                    Open Swap
                              NYMEX                   Price                      Positions as
                              Strike                 Including     Assuming       a % of
                    Open      Price     Gain from    Open and        Gas         Estimated
                    Swaps     of Open    Locked       Locked      Production     Total Gas
                   in Bcf's   Swaps      Swaps       Positions   in Bcf's of:    Production
                  --------   -------   ----------   ----------   -------------   ------------
2004:
1st Qtr              69.5     $5.94       $0.03       $5.97           69.5          100%
2nd Qtr              52.8     $4.97       $0.00       $4.97           72.0           73%
3rd Qtr              43.2     $4.89       $0.00       $4.89           74.0           58%
4th Qtr              35.0     $5.08       $0.00       $5.08           75.0           47%
---------------------------------------------------------------------------------------------
Total 2004           00.5     $5.31       $0.01       $5.32          290.5           69%
=============================================================================================
=============================================================================================
Total 2005           82.1     $5.04       $0.00       $5.04          300.0           27%
=============================================================================================

=============================================================================================
Total 2006           32.9     $4.88       $0.00       $4.88          310.0           11%
=============================================================================================

=============================================================================================
Total 2007           25.6     $4.76       $0.00       $4.76          320.0            8%

=============================================================================================
TOTALS
---------------------------------------------------------------------------------------------
2004-2007           341.1     $5.16       $0.01        $5.17        1,220.5           28%
=============================================================================================


Chesapeake has also entered into the following natural gas basis protection swaps:

                                                                 Assuming Gas
                            Annual                             Production in Bcf's
                        Volume in Bcf's       NYMEX less:             of:             %Hedged
                       ----------------    ----------------    -----------------      -------

2004                       157.4                0.173              290.5                54%
2005                       109.5                0.156              300.0                37%
2006                        47.5                0.155              310.0                15%
2007                        63.9                0.166              320.0                20%
2008                        64.0                0.166              330.0                19%
2009                        37.0                0.160              340.0                11%
                       ----------------      --------------     ----------------      -----
Totals                      479.3            $  0.164*           1,890.5                25%
                       ================      ==============     ================      =====

* weighted average

The Company has entered into the following crude oil hedging arrangements:

                                                         % Hedged
                                                -----------------------------
                                                 Assuming        Open Swap
                                       Avg.         Oil         Positions as
                          Open        NYMEX      ProdutionN     % of Total
                        Swaps in      Strike      in Mmbo's      Estimated
                         Mmbo's       Price         of:         Production
                        --------      ------     ----------     ------------

Q1 - 2004*                1,270         $28.58       1,450           88%

Q2 - 2004*                1,282         $28.86       1,450           88%

Q3 - 2004*                1,044         $28.75       1,450           72%

Q4 - 2004*                  920         $28.46       1,450           63%
                        ----------- ------------ -------------- --------------

Total 2004                 4,516         $28.68       5,800           78%
                        =========== ============ ============== ==============

*Swaps with a knockout price of $21.00, with the exception of 2,000 bopd in 2004 with a knockout price of $24.00, with an additional 1,000 bopd in Q2 2004 at $24, 1,000 bopd in Q3 and Q4 2004 with a knockout price of $23.00, 2,000 bopd for 1/04 and 3-8/04 at a knockout price of $22.00, and 3,000 bopd in 2/04 at a knockout price of $22.00.



                                  SCHEDULE "B"

              CHESAPEAKE'S PREVIOUS OUTLOOK AS OF DECEMBER 22, 2003
                          (PROVIDED FOR REFERENCE ONLY)

                NOW SUPERSEDED BY OUTLOOK AS OF FEBRUARY 23, 2004


QUARTER ENDING MARCH 31, 2004;  YEAR ENDING DECEMBER 31, 2004.
We have adopted a policy of periodically providing investors with guidance on certain factors that affect our future financial performance. As of December 22, 2003, we are using the following key assumptions in our projections for the first quarter of 2004 and the full-year 2004.

The primary changes from our November 12, 2003 guidance are in italicized bold and are explained as follows:

          1) We have increased our production forecasts to reflect the three acquisitions announced today.
          2) We have updated the projected effects from changes in our hedging positions.
          3) We have included our expectations for future NYMEX oil and gas prices to illustrate hedging effects only. They are not a forecast of 2004 oil and natural gas prices.
          4) We have included the pro forma effects of additional equity and debt issuance to fund the acquisitions announced today.


                                                                  Quarter Ending            Year Ending
                                                                  MARCH 31, 2004        DECEMBER 31, 2004

Estimated Production:
  Oil - Mbo                                                           1,450                    5,800
  Gas - Bcf                                                          69 - 70                 288 - 294
  Gas Equivalent - Bcfe                                              78 - 79                 323 - 329
  Daily gas equivalent midpoint - in  Mmcfe                            863                      890
NYMEX Prices
 (for calculation of realized hedging effects only):
  Oil - $/Bo                                                         $25.00                     $25.00
  Gas - $/Mcf                                                         $4.50                      $4.50
Estimated Differentials to NYMEX Prices:
  Oil - $/Bo                                                         -$2.50                     -$2.50
  Gas - $/Mcf                                                        -$0.60                     -$0.60
Estimated Realized Hedging Effects
 (based on expected NYMEX prices above):
  Oil - $/Bo                                                         +$3.13                     +$2.72
  Gas - $/Mcf                                                        +$1.48                     +$0.68
Operating Costs per Mcfe of Projected Production:
  Production expense                                               $0.55 - 0.60             $0.55 - 0.60
  Production taxes (generally 7% of O&G revenues)                  $0.25 - 0.29             $0.25 - 0.29
  General and administrative                                       $0.10 - 0.11             $0.10 - 0.11
  DD&A - oil and gas                                               $1.42 - 1.46             $1.42 - 1.46
  Depreciation of other assets                                     $0.07 - 0.09             $0.07 - 0.09
  Interest expense(a)                                              $0.49 - 0.53             $0.49 - 0.53
Other Income and Expense per Mcfe: (b)
  Marketing and other income                                       $0.02 - 0.04             $0.02 - 0.04

Book Tax Rate                                                          38%                      38%
Equivalent Shares Outstanding:
  Basic                                                             240,000 m                244,000 m
  Diluted                                                           300,000 m                302,000 m

Capital Expenditures:
  Drilling, Land and Seismic                                       $175 - $195 mm           $725 - $775 mm

     (a)  Does  not  include  gains  or  losses  on  interest  rate  derivatives
          (SFAS133).

     (b) Does not include the cumulative effect of the adoption of SFAS 143 as of January 1, 2003.

COMMODITY HEDGING ACTIVITIES

Periodically the Company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include:

          (i) For swap instruments, we receive a fixed price for the hedged commodity and pay a floating market price, as defined in each instrument, to the counterparty. The fixed-price payment and the floating-price payment are netted, resulting in a net amount due to or from the counterparty.
          (ii) For cap-swaps, Chesapeake receives a fixed price and pays a floating market price. The fixed price received by Chesapeake includes a premium in exchange for a "cap" limiting the counterparty's exposure. In other words, there is no limit to Chesapeake's exposure but there is a limit to the downside exposure of the counterparty.
          (iii)Basis protection swaps are arrangements that guarantee a price differential of oil or gas from a specified delivery point. Chesapeake receives a payment from the counterparty if the price differential is greater than the stated terms of the contract and pays the counterparty if the price differential is less than the stated terms of the contract.

Commodity markets are volatile, and as a result, Chesapeake's hedging activity is dynamic. As market conditions warrant, the Company may elect to settle a hedging transaction prior to its scheduled maturity date and, as a result, lock in the gain or loss on the transaction.

Chesapeake enters into oil and natural gas derivative transactions in order to mitigate a portion of its exposure to adverse market changes in oil and natural gas prices. Accordingly, associated gains or loses from the derivative transactions are reflected as adjustments to oil and gas sales. All realized gains and losses from oil and natural gas derivatives are included in oil and gas sales in the month of related production. Pursuant to SFAS 133, certain derivatives do not qualify for designation as cash flow hedges. Changes in the fair value of these non-qualifying derivatives that occur prior to their maturity (i.e. because of temporary fluctuations in value) are reported currently in the consolidated statement of operations as unrealized gains (losses) within oil and gas sales.

Following provisions of SFAS 133, changes in the fair value of derivative instruments designated as cash flow hedges, to the extent effective in offsetting cash flows attributable to hedged risk, are recorded in other comprehensive income until the hedged item is recognized in earnings. Any change in fair value resulting from ineffectiveness is recognized currently in oil and natural gas sales.

The Company currently has in place the following natural gas swaps:

                                                                          % Hedged
                                                                 -----------------------------
                               Avg.                  Avg. NYMEX                    Open Swap
                              NYMEX                   Price                      Positions as
                              Strike                 Including     Assuming       a % of
                    Open      Price     Gain from    Open and        Gas         Estimated
                    Swaps     of Open    Locked       Locked      Production     Total Gas
                   in Bcf's   Swaps      Swaps       Positions   in Bcf's of:    Production
                  --------   -------   ----------   ----------   -------------   ----------
2004:
1st Qtr             69.5      $5.94       $0.03         $5.97         70.9           98%
2nd Qtr             52.8      $4.97       $0.00         $4.97         71.9           74%
3rd Qtr             43.2      $4.89       $0.00         $4.89         73.6           59%
4th Qtr             35.0      $5.08       $0.00         $5.08         74.6           47%
-----------------------------------------------------------------------------------------------
Total 2004         200.5      $5.31       $0.01         $5.32        291.0           69%
===============================================================================================

===============================================================================================
Total 2005          82.1      $5.04       $0.00         $5.04        300.0           27%
===============================================================================================

===============================================================================================
Total 2006          32.9      $4.88       $0.00         $4.88        310.0           11%
================================================================================================

===============================================================================================
Total 2007          25.6      $4.76       $0.00         $4.76        320.0            8%
-----------------------------------------------------------------------------------------------

===============================================================================================
TOTALS
-----------------------------------------------------------------------------------------------
2004-2007          341.1      $5.16       $0.01         $5.17      1,220.0           28%
===============================================================================================

                NOW SUPERSEDED BY OUTLOOK AS OF FEBRUARY 23, 2004

Chesapeake has also entered into the following natural gas basis protection swaps:


                                                                 Assuming Gas
                            Annual                             Production in Bcf's
                        Volume in Bcf's       NYMEX less:             of:             %Hedged
                       ----------------    ----------------    -----------------      -------

2004                        157.4               0.173               291.0               54%
2005                        109.5               0.156               300.0               37%
2006                         47.5               0.155               310.0               15%
2007                         63.9               0.166               320.0               20%
2008                         64.0               0.166               330.0               19%
2009                         37.0               0.160               340.0               11%
                       ----------------    ----------------    -----------------      ------
Totals                      479.3             $ 0.164*            1,891.0               25%
                       ================    ================    =================      ======

* weighted average


The Company has entered into the following crude oil hedging arrangements:


                                                         % Hedged
                                                -----------------------------
                                                 Assuming        Open Swap
                                       Avg.         Oil         Positions as
                          Open        NYMEX      ProdutionN     % of Total
                        Swaps in      Strike      in Mmbo's      Estimated
                         Mmbo's       Price         of:         Production
                        --------      ------     ----------     ------------

Q1 - 2004*                 1,270         $28.58       1,450           88%

Q2 - 2004*                 1,282         $28.86       1,450           88%

Q3 - 2004*                 1,044         $28.75       1,450           72%

Q4 - 2004*                   920         $28.46       1,450           63%
                        ----------- ------------ -------------- --------------

Total 2004                 4,516         $28.68       5,800           78%
                        =========== ============ ============== ==============

*Swaps with a knockout price of $21.00, with the exception of 2,000 bopd in 2004 with a knockout price of $24.00, with an additional 1,000 bopd in Q2 2004 at $24, 1,000 bopd in Q3 and Q4 2004 with a knockout price of $23.00, 2,000 bopd for 1/04 and 3-8/04 at a knockout price of $22.00, and 3,000 bopd in 2/04 at a knockout price of $22.00.


                NOW SUPERSEDED BY OUTLOOK AS OF FEBRUARY 23, 2004